UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 29, 2015

VIRTU FINANCIAL, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-37352 (Commission File No.)	32-0420206 (IRS Employer Identification No.)
900 Third Avenue New York, NY 10022-1010 (Address of principal executive offices)
(212) 418-0100
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTFAIN OFFICERS.

On December 29, 2015, Michael Bingle submitted his resignation from the Board of Directors (the “Board”) of Virtu Financial, Inc. (the “Company”) and the Board’s Compensation Committee, effective December 30, 2015, and on January 4, 2016, Joseph Osnoss informed the Board that he would not stand for reelection at its next annual meeting.  Mr. Bingle and Mr. Osnoss are each managing directors at Silver Lake Partners, which exited its investment in the Company through a secondary offering that closed on November 18, 2015.  Mr. Bingle and Mr. Osnoss are each departing in connection with such exit and not due to any disagreement with the Board or the Company’s management or any matter relating to the Company’s operations, policies or practices.  Following Mr. Bingle’s resignation, the Board consists of seven directors.  The Board intends to add one or more new directors as business needs and opportunities arise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
VIRTU FINANCIAL, INC.

By:	/s/ Justin Waldie
Name: Justin Waldie
Title: Senior Vice President, Secretary and General Counsel

Dated:  January 4, 2016